NEWS RELEASE

Lincoln Financial Group Reports First Quarter 2006 Earnings

Strong Organic Growth Characterizes Quarter

PHILADELPHIA, May 2, 2006 - Lincoln National Corporation (NYSE:LNC) today reported net income of $221.2 million, or $1.24 per diluted share for the first quarter of 2006. By comparison, net income for the first quarter of 2005 was $178.9 million, or $1.01 per diluted share.

Income from operations for the first quarter of 2006 was $221.8 million, or $1.25 per diluted share, compared with $172.5 million, or $0.98 per diluted share, in the first quarter of 2005. Return on equity (ROE), based on income from operations, for the quarter was 14.9%. The attached table defines and reconciles income from operations and ROE, non-GAAP measures, to net income and ROE calculated in accordance with GAAP.

Consolidated domestic retail deposits, which include annuities, mutual funds, life insurance and other personal wealth accumulation products, reached a record $7.0 billion, up 12% over the first quarter of 2005. Lincoln reported consolidated retail net flows for the quarter of $2.7 billion, up 3% from the prior year quarter. Institutional deposits were $4.8 billion for the quarter with $3.6 billion in net flows, both up over 150% from the 2005 quarter. Consolidated assets under management grew to $183 billion.

“Despite a crowded field of competitors in the retirement and asset management marketplace, Lincoln continued to capture marketshare through industry-leading products, top-tier investment management performance, and wholesaling excellence,” said Jon A. Boscia, chairman and chief executive officer of Lincoln Financial Group.

Lincoln Retirement

First quarter income from operations for the Lincoln Retirement segment was $123.1 million versus $98.6 million for the same period a year ago. The current quarter’s results were driven by a 17% increase in account value versus the prior year period and contained approximately $9 million, after tax, of favorable items, primarily related to higher than expected investment income and hedge performance.

In the quarter, record variable annuity deposits of $2.4 billion fueled record gross deposits and net flows of $2.9 billion and $858 million, respectively. The company’s multi-manager variable annuity, Lincoln Choice PlusSM, posted a 38% increase in deposits over the first quarter of 2005, while Lincoln’s single-manager variable annuity, American Legacy®, increased 17%, as both achieved record sales in the current quarter.

“Consecutive quarters of strong deposits and net flows lifted account values and related revenues, which were also aided by favorable equity markets and outperformance in our variable annuities’ sub-accounts, relative to the S&P 500 index” said Boscia.

Life Insurance

Life Insurance income from operations was $82.2 million, compared to $67.7 million in the first quarter of 2005. The 2006 quarter benefited from approximately $3 million of net positive items, including favorable mortality and better than expected investment income. The prior year quarter was impacted by approximately $4 million, after tax, of unfavorable mortality and negative unlocking of deferred acquisition costs (DAC).

First year premiums from retail life insurance increased 14% in the quarter as compared to the prior year quarter, driven by strong universal life sales. Premiums in the 2005 quarter were negatively impacted by competitive market conditions and Lincoln’s proactive stance against participating in the sale of investor-owned life insurance products.

“Lincoln’s differentiated and expanded wholesaling model continued to gain traction. As an example, life sales in the wirehouse channel were up 31% over the first quarter of 2005,” said Boscia.

Investment Management

Investment Management reported income from operations of $20.3 million for the quarter, compared with $7.4 million for the same period a year ago. In the current quarter, earnings benefited from a 43% increase in third-party advisory fee revenue over the first quarter of 2005 and, together with enhanced expense management, contributed to margin expansion.

Strength in both the retail and institutional businesses over the quarter boosted total deposits to $8.6 billion and net flows to $5.0 billion. Retail deposits were $3.8 billion, marking five consecutive quarters of retail deposits in excess of $3 billion.

“With most of Delaware’s recent talent-related expenses behind them and as third-party assets under management grew almost 50% over the prior year period, the segment's earnings potential was evident this quarter,” said Boscia.

Lincoln UK

For the first quarter, the UK segment’s income from operations was $10.7 million, which compares with $10.0 million in the first quarter of 2005. Current quarter results reflect the positive impact of equity markets, as the FTSE 100 index ended the quarter up 22% compared to a year ago, offsetting the natural run-off in the block of business.

Corporate and Other

Corporate and Other recorded an operating loss for the first quarter of $14.5 million, versus $11.2 million in the first quarter of 2005. Distribution losses were $9.8 million in the first quarter of 2006 versus $13.6 million a year ago, benefiting from increased operating efficiency. In the 2006 quarter, the Corporate and Other results benefited from approximately $3 million of favorable expense-related items. The first quarter of 2005 included a positive $5.8 million adjustment from a reduction in the deferred tax asset valuation allowance previously established in the company’s Barbados subsidiary.

Capital and Share Repurchase
        As of March 31, 2006, the book value of Lincoln National Corporation common stock, excluding accumulated other comprehensive income, was $34.37, compared with $30.85 a year ago. Book value, including accumulated other comprehensive income, was $35.99, compared with $34.74 a year ago. Although Lincoln did not repurchase shares in the first quarter of 2006, the company entered into an accelerated share repurchase program on April 3, 2006, and as a result, retired approximately 8 million shares on April 10, 2006. The program is expected to be completed in the third quarter of 2006 and the total number of shares repurchased will be between approximately 8 and 9 million.

Lincoln Financial Group and Jefferson Pilot Financial Merger

Lincoln and Jefferson Pilot completed the merger on April 3, 2006. Upon closing, Lincoln issued approximately 112 million shares of common stock and funded the $1.8 billion in cash through its bridge loan facility. Since the close of the merger, Lincoln has raised $1 billion in senior debt and $275 million in capital securities to refinance a majority of the funds borrowed under its bridge loan facility.

“A central pillar of our integration plan is to minimize distractions in product delivery, customer service, and product platforms, setting the stage for revenue synergies and organic growth,” said Boscia. “The resilient results in the first quarter are evidence that we are on track.”

Dennis Glass, president and chief operating officer for Lincoln, added, “As we move from integrating operations to executing on a single platform, I am excited about our ability to drive growth and shareholder returns through our combined product portfolio and enhanced distribution platform. I look forward to carrying this quarter’s strong results into our first quarter as a unified company.”

Lincoln National Corporation will discuss the company’s first quarter results with investors in a conference call beginning at 11:00 a.m. (ET) on Wednesday, May 3, 2006. The company will also post its first quarter 2006 statistical supplement on its Web site, www.LFG.com. Included as an addendum to Lincoln’s statistical supplement, a summary of Jefferson Pilot’s first quarter 2006 financial results will be posted on www.LFG.com.

Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. With headquarters in Philadelphia, Lincoln Financial Group had consolidated assets of $128 billion as of March 31, 2006, and had annual consolidated revenues of $5.5 billion in 2005. As of April 3, 2006, the company offers: annuities; life, group life and disability insurance; 401(k) and 403(b) plans; savings plans; mutual funds; managed accounts; institutional investments; and comprehensive financial planning and advisory services. Company affiliates include: Lincoln Financial Distributors, which provides wholesaling and marketing support; Lincoln Financial Advisors, a national network of financial planners, agents, and registered representatives; Delaware Investments, the marketing name for Delaware Management Holdings, Inc. and its subsidiaries; Lincoln Financial Media, which owns and operates three television stations, 18 radio stations, and the Lincoln Financial Sports production and syndication business; and Lincoln UK. For more information please visit www.LFG.com.

Contacts:	Jim Sjoreen	Laurel O’Brien
	215 448-1420	215 255-1520
	Investor Relations	Media Relations
	investorrelations@LFG.com	mediarelations@LFG.com

Definition of Income (Loss) from Operations and ROE
Income (loss) from operations and ROE, as used in the earnings release, are non-GAAP financial measures and are not substitutes for net income (loss) and ROE, calculated using GAAP measures. Income (loss) from operations represents after tax results excluding, as applicable, realized gains or losses on investments and derivatives, cumulative effect of accounting changes, restructuring charges, reserve changes on business sold through reinsurance, gain on sale of subsidiaries and book of business and loss on early retirement of debt. The earnings used to calculate ROE, as used in the earnings release, are income (loss) from operations. Income (loss) from operations is an internal measure used by the company in the management of its operations. Management believes that this performance measure explains the results of the company's ongoing operations in a manner that allows for a better understanding of the underlying trends in the company's current business because the excluded items are either unpredictable and/or not related to decisions regarding the underlying businesses.

	For the Quarter
($ in millions, except per share data)	Ended March 31,
	2006	2005
Net Income	$221.2	$178.9

Less:
Net realized loss on investments	(4.4)	(4.6)
Restructuring charges	(0.2)	(1.3)
Net gain on reinsurance
derivative/trading account securities	3.8	2.8
Reserve development and related amortization
on business sold through reinsurance	0.2	0.2
Gain on sale of subsidiaries/ businesses	__	9.3
Income from Operations	$221.8	$172.5

Earnings per share (diluted)
Net Income	$1.24	$1.01
Income from Operations	$1.25	$0.98

Average Equity
(Excluding accumulated other comprehensive income)	$5,954.9	$5,338.8

Return on Equity
Net Income	14.9%	13.4%
Income from Operations	14.9%	12.9%

LINCOLN NATIONAL CORPORATION
DIGEST OF EARNINGS

	For the Quarter Ended March 31
	2006	2005

Revenue	$1,417,009,388	$1,313,239,197
Net Income	$221,225,418	$178,935,777

EPS - Basic	$1.27	$1.03
EPS - Diluted	$1.24	$1.01

Avg. Shares - Basic	174,577,421	173,695,598
Avg. Shares - Diluted	177,929,653	176,628,890

Forward-Looking Statements—Cautionary Language

Certain statements made in this report and in other written or oral statements made by Lincoln or on Lincoln’s behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe”, “anticipate”, “expect”, “estimate”, “project”, “will”, “shall” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, operations, trends or financial results. Lincoln claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements include, among others:

•
Problems arising with the ability to successfully integrate our and Jefferson-Pilot Corporation’s businesses, which may affect our ability to operate as effectively and efficiently as expected or to achieve the expected synergies from the merger or to achieve such synergies within our expected timeframe;

•
Legislative, regulatory or tax changes, both domestic and foreign, that affect the cost of, or demand for, Lincoln’s products, the required amount of reserves and/or surplus, or otherwise affect our ability to conduct business, including changes to statutory reserves and/or risk-based capital requirements related to secondary guarantees under universal life and variable annuity products such as Actuarial Guideline 38; restrictions on revenue sharing and 12b-1 payments; and the potential for U.S. Federal tax reform;

•
The initiation of legal or regulatory proceedings against Lincoln or its subsidiaries and the outcome of any legal or regulatory proceedings, such as: (a) adverse actions related to present or past business practices common in businesses in which Lincoln and its subsidiaries compete; (b) adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities, and extra-contractual and class action damage cases; (c) new decisions that result in changes in law; and (d) unexpected trial court rulings;

•	Changes in interest rates causing a reduction of investment income, the margins of Lincoln’s fixed annuity and life insurance businesses and demand for Lincoln’s products;
•
A decline in the equity markets causing a reduction in the sales of Lincoln’s products, a reduction of asset fees that Lincoln charges on various investment and insurance products, an acceleration of amortization of deferred acquisition costs, the value of business acquired, deferred sales inducements and deferred front-end loads and an increase in liabilities related to guaranteed benefit features of Lincoln’s variable annuity products;

•	Ineffectiveness of Lincoln’s various hedging strategies used to offset the impact of declines in the equity markets;
•
A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates or equity market returns from Lincoln’s assumptions used in pricing its products, in establishing related insurance reserves, and in the amortization of intangibles that may result in an increase in reserves and a decrease in net income;

•	Changes in accounting principles generally accepted in the United States (“GAAP”) that may result in unanticipated changes to Lincoln’s net income;
•
Lowering of one or more of Lincoln’s debt ratings issued by nationally recognized statistical rating organizations, and the adverse impact such action may have on Lincoln’s ability to raise capital and on its liquidity and financial condition;

•
Lowering of one or more of the insurer financial strength ratings of Lincoln’s insurance subsidiaries, and the adverse impact such action may have on the premium writings, policy retention, and profitability of its insurance subsidiaries;

•
Significant credit, accounting, fraud or corporate governance issues that may adversely affect the value of certain investments in the portfolios of Lincoln’s companies requiring that Lincoln realize losses on such investments;

•
The impact of acquisitions and divestitures, restructurings, product withdrawals and other unusual items, including Lincoln’s ability to integrate acquisitions and to obtain the anticipated results and synergies from acquisitions;

•	The adequacy and collectibility of reinsurance that Lincoln has purchased;
•	Acts of terrorism or war that may adversely affect Lincoln’s businesses and the cost and availability of reinsurance;
•
Competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that Lincoln can charge for its products;

•
The unknown impact on Lincoln’s business resulting from changes in the demographics of Lincoln’s client base, as aging baby-boomers move from the asset-accumulation stage to the asset-distribution stage of life;

•	Loss of key management, portfolio managers in the Investment Management segment, financial planners or wholesalers; and
•
Changes in general economic or business conditions, both domestic and foreign, that may be less favorable than expected and may affect foreign exchange rates, premium levels, claims experience, the level of pension benefit costs and funding, and investment results.

The risks included here are not exhaustive. Other sections of this report and Lincoln’s annual reports on Form 10-K, current reports on Form 8-K and other documents filed with the SEC include additional factors which could impact Lincoln’s business and financial performance. Moreover, Lincoln operates in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the impact of all risk factors on Lincoln’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undo reliance on forward-looking statements as a prediction of actual results. In addition, Lincoln disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this report.